Exhibit 2

Westpac 2008 Interim Result Investor Discussion Pack May 2008

 Westpac 2008 Interim Results Index 2008 Interim Results Overview 3 Business unit performance summary 9 Dividends 10 Capital, Funding and Liquidity 14 Features of the Result 25 Revenue 26 Balance sheet growth 27 Net interest margin 28 Non-interest income 29 Expenses 31 Impairment charges 32 Asset Quality and Risk Management 35 Business Unit Performance 54 Consumer Financial Services 55 Business Financial Services 60 Westpac Institutional Bank 63 BT Financial Group 70 New Zealand 74 Pacific Banking 78 Group Business Unit 79 Economic Environment 80 Investor Relations Contacts 88 Definitions 89  2 Investor Discussion Pack May 2008

2008 Interim Results Overview May 2008

Investor Discussion Pack May 2008 4 Westpac Banking Corporation – at a glance • Australia’s first bank and company, est. 1817 • Top 10 Australian company and 3rd largest bank by market capitalisation1 • Consistent low risk strategy focused on organic growth in core markets of Australia, New Zealand and the near Pacific • Strong franchise: - 7.1 million customers - More than 1,000 branches - 29,000 employees • Regulated by the Australian Prudential Regulatory Authority (APRA) • Publicly listed on the Australian Securities Exchange, New Zealand Stock Exchange and New York Stock Exchange $1,839 million Cash earnings AA- / Stable / F1+ Fitch Ratings $46 billion Market cap1 $402 billion Total assets Aa1 / Stable / P-1 Moody’s Investor Services AA / Stable / A-1+ Standard and Poor’s 7.4% Tier 1 ratio (Basel II) 22.7% Return on equity (cash basis) as at 31 March 2008 Overview 1.As at 30 April 2008

Investor Discussion Pack May 2008 5 A changed environment 0 20 40 60 80 100 Jan-07 Feb-07 Mar-07 Apr-07 May-07 Jun-07 Jul-07 Aug-07 Sep-07 Oct-07 Nov-07 Dec-07 Jan-08 Feb-08 Mar-08 Apr-08 5000 5500 6000 6500 7000 Jul-07 Aug-07 Sep-07 Oct-07 Nov-07 Dec-07 Jan-08 Feb-08 Mar-08 Apr-08 0 20 40 60 80 100 120 140 Mar-07 Apr-07 May-07 Jun-07 Jul-07 Aug-07 Sep-07 Oct-07 Nov-07 Dec-07 Jan-08 Feb-08 Mar-08 Apr-08 • Higher market volatility • Higher cost of wholesale funds • Decline in equity markets • Moderation in investor risk appetite, with caution towards complex and non-standard structured products • Current credit cycle accelerated by changed environment Overview Source: Bloomberg Source: IRESS Cash rate / 90-day bank bill swap rate spread bps All Ordinaries Index AA rated Aust. Banks senior bond spread to swap bps Source: Westpac Research All Ordinaries Index Source: IRESS 0 20 40 60 80 100 120 140 Mar-07 Apr-07 May-07 Jun-07 Jul-07 Aug-07 Sep-07 Oct-07 Nov-07 Dec-07 Jan-08 Feb-08 Mar-08 Apr-08  Cash rate / 90-day bank bill swap rate spread Source: Bloomberg

Investor Discussion Pack May 2008 6 Westpac is well placed to manage current conditions Overview • Strong funding position • Sound credit quality • No excessive stress evident in portfolio • Uplift in collectively assessed provisions • Additional economic overlay provision in FY07 ($28m) and 1H08 ($31m) • Coverage ratios maintained • Strong capital position under Basel II With a strong balance sheet • Appropriately provisioned for known risks • Established an Executive management committee, meeting twice weekly, including CFO, Chief Risk Officer, Group Executive WIB and Group Treasurer in response to the capital market disruption • Extensive review of certain sectors including property, infrastructure, securitisation, margin lending and highly leveraged companies • Supporting existing customers a priority Credit risk has been a key focus • Strongly positioned leading into changed environment • Proactive and coordinated response • Robust risk management with a depth of management experience • Actively supporting customers Westpac is well placed

Investor Discussion Pack May 2008 7 A robust result in current conditions 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 1H03 1H04 1H05 1H06 1H07 1H08 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 Cash Earnings (LHS) Revenue (RHS) Expenses (RHS) + 34% $2,202m $1,641m NPAT (reported) - 90bps 22.7% 23.6% Cash ROE + 11% 70c 63c Fully franked interim dividend + 10% $1,839m $1,678m Cash earnings + 8% 98.2c 90.9c Cash EPS - 150bps 44.4% 45.9% Expense to income ratio (cash basis) - 20bps 2.05% 2.25% Net interest margin + 11bps 30bps 19bps Impairment charges to average loans 1H08 1H07 Change Overview Cash earnings, revenue and expense ($m) AGAAP A-IFRS

Investor Discussion Pack May 2008 8 A robust result driven by revenue • Reported NPAT up 34%, including significant asset sales • Cash earnings up 10% • Strong revenue growth, up 12% • Higher impairment charges • Operating environment impacted the composition of the result $1,839 $1,678 (28) (201) (180) 570 1,000 1,250 1,500 1,750 2,000 2,250 2,500 1H07 Revenue Expenses Impairment charges Tax and Minority interest 1H08 Cash earnings movement 1H07 – 1H08 ($m) Overview 10% $1,839 $1,829 84 (183) (95) 204 1,000 1,250 1,500 1,750 2,000 2,250 2,500 2H07 Revenue Expenses Impairment charges Tax and Minority interests 1H08 Cash earnings movement 2H07 – 1H08 ($m) 1% • Earnings over prior period relatively flat • Sound revenue growth, up 4% • Three significant headwinds in the half: - Higher cost of funds $115m - Lower BTFG revenue $34m - Higher impairments $183m

Investor Discussion Pack May 2008 9 Portfolio of businesses delivering 29% 538 (229) (68) (452) 1,287 BFS 11% 210 (102) (53) (302) 667 NZ 2% 45 (22) (7) (33) 107 PB 8% 11% 14% 24% Contribution to cash earnings Cash earnings Tax and OEI Impairment charges Expenses Operating income $m 1,839 (749) (433) (2,409) 5,430 Group 151 (31) (32) (23) 237 GBU 194 260 441 (70) (103) (192) (2) (157) (114) (334) (343) (922) 600 863 1,669 BT WIB CFS $1,839 $1,678 69 11 19 39 60 (16) (21) 1,550 1,600 1,650 1,700 1,750 1,800 1,850 1H07 CFS BFS WIB BT NZ PB GBU 1H08 Business unit contributions to cash earnings growth ($m) Overview See slide 89 for Business Unit definitions

Investor Discussion Pack May 2008 10 Maintaining consistent dividend path Dividends per share (cents) Overview Payout ratio (cash basis) (%) 63 62 63 61 67 65 69 70 69 69 71 50 55 60 65 70 1H03 2H03 1H04 2H04 1H05 2H05 1H06 2H06 1H07 2H07 1H08 A-IFRS AGAAP 38 40 42 44 49 51 56 60 63 68 70 0 5 10 15 20 25 30 35 40 45 50 55 60 65 70 1H03 2H03 1H04 2H04 1H05 2H05 1H06 2H06 1H07 2H07 1H08 • Dividends up 11% • Pay-out ratio of 71%, in line with recent outcomes • Solid capital position under Basel II • DRP to be satisfied by new share issuance 5 year CAGR 13%

Investor Discussion Pack May 2008 11 Strategic priority areas Overview • Embed in all elements of the business • Continue to develop risk management as a competitive advantage Sustainability • Focus on being easier to deal with • Transform service delivery, redesigning processes end-to-end • Invest to increase the reliability and consistency of services • Focus on driving productivity, eliminating duplication to provide headroom for additional investment Operations & Investment • Establish and drive locally empowered businesses • Continue to invest in Business Banking and Wealth Distribution • Strengthen capabilities and depth of talent particularly in distribution businesses • Strengthen collaboration and teamwork • Encourage boldness, promote achievement People • Drive a strong customer culture • Develop and implement compelling customer segment strategies integrating banking and wealth • Significantly improve customer experience Customer

Investor Discussion Pack May 2008 12 Environment, social and governance management One of 40 companies out of the global universe of approximately 4,000 companies to be top-rated (10.0) Ranked 1st with 98.8% Equal highest bank overall sustainability rating of 86%; Leading bank globally 5 out of last 6 years An overarching management approach: taking a broad perspective of risk and opportunity; understanding the true value drivers in the business; and measuring, managing and reporting on this material performance. Environment, Social and Governance (ESG) strategic priorities are integral to Westpac’s strategy. Best of breed corporate governance Excellence in risk management including ESG and carbon risk Business principles and values based leadership Accountability and reporting Governance Stand out customer relationship management Leading human capital management Responsible banking and investment across all segments Equity of access and social inclusion Social Energy and water efficiency Sustainable supply chain Climate change governance of both direct and financed emissions Facilitate Australia’s transition to a low carbon economy Environment Brand differentiation Risk reduction Commercialisation Reputation Employee attraction and retention Customer advocacy Overview

Investor Discussion Pack May 2008 13 2H08 considerations • Tougher operating conditions to continue in 2H08: - Funding costs to trend higher as term funding matures and is replaced - Pipeline of new business beginning to slow - Impairment charges likely to remain higher - Not expecting another major equity market correction • Our response: - Continued risk diligence, keeping ahead of the curve - Further strengthen deposit gathering - Harder look at productivity initiatives Outlook

Capital, Funding and Liquidity May 2008

Investor Discussion Pack May 2008 15 Basel II sets a new capital benchmark – changes to capital measures Notes 1. Relates to deductions for capitalised software, defined benefit pension funds and other items in Tier 1 capital 2. Provisions are no longer included in upper Tier 2 capital 3. Deductions that were previously from Total Regulatory Capital are now equally deducted from Tier 1 and Tier 2 capital 4. Represents the difference between APRA downturn expected loss and A-IFRS provisioning on a pre-tax basis Capital 18,890 - 5,098 13,792 Basel II as at 31 March 2008 19,095 - 5,576 13,519 Basel II as at 30 September 2007 (pro-forma) (67) 41 (54) (54) Securitisation3 (592) - (296) (296) Difference between Basel II Expected Loss and accounting provisions3,4 21,746 (989) 7,802 14,933 Basel 1 as at 30 Sep 07 - (966) (1,026) Total regulatory capital 948 - - Total capital deductions (362) (664) Loss of A-IFRS transition relief1 (548) (966) Tier 2 capital (400) Tangible investments in non-consolidated subsidiaries - Removal of accounting provisions from regulatory capital2 Tier 1 capital Changes in key capital measures ($m)

Investor Discussion Pack May 2008 16 Basel II sets a new capital benchmark – changes to risk weighted assets (RWA) Capital 100% 26% 74% 100% 12% 88% 186,963 64,445 122,518 294,676 Total 22,405 22,405 Total non-credit risk 3,561 3,561 Other assets 13,499 13,499 Operational risk 5,108 5,108 Market risk 237 237 Equity risk 164,558 42,040 122,518 294,676 Total credit risk 28,395 1,434 26,961 159,992 Mortgages 124,247 11,916 Total RWA 38,590 2,016 Basel II RWA off balance sheet 9,900 17,219 Other consumer 85,657 Basel II RWA on balance sheet (1,660) Provision for impairment 119,125 Business Loans Changes in risk weighted assets ($m) • There are 3 primary differences in the drivers of RWA under Basel II compared to Basel I: - RWA are highly sensitive to risk grade changes - Off balance sheet items carry a higher risk weighting - Non-credit risk related RWA have increased from 1% under Basel I to 12% under Basel II

Investor Discussion Pack May 2008 17 Basel II sets a new capital benchmark – changes to capital ratios • Transition to Basel II leads to a significant rise in capital ratios • Sources of that change: - 26% reduction in risk weighted assets, adding 209bps to Tier 1 - Changes in capital deductions reducing Tier 1 by 9%, or 62bps Capital Changes in capital ratios as at 30 Sep 2007 6.55% 209bps (29bps) (18bps) (13bps) (2bps) 8.02% 5.0% 6.0% 7.0% 8.0% 9.0% Sep-07 (Basel I) A. B. C. D. E. Sep-07 (Basel II) Tier 1 Capital – transition from Basel I to Basel II as at 30 Sep 2007 (%) D. Basel II Expected Loss less accounting provisions E. Securitisation A. Basel transitions RWA B. A-IFRS transition relief C. Tangible investments in non-consolidated subs 4.5% 6.5% 6.1% 8.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% ACE Tier 1 Basel I Basel II (pro-forma)

Investor Discussion Pack May 2008 18 Capital Strong Tier 1 capital and additional hybrid capacity • Strong earnings growth and net divestments / acquisitions adding over 100bps to Tier 1 ratio over the half • Offset by: - Dividends, 69bps - Redemption of FIRsTS (hybrid) in December 2007 - Business application, of 87bps • Strong ACE ratio at 5.98% • Total Regulatory Capital ratio >10% • $1bn contingent capital not included in capital ratios – convertible notes1 can be exchanged into ordinary shares • Significant hybrid capacity remains Tier 1 Capital (%) 7.38% 2bps 12bps (34bps) 13bps (87bps) (69bps) 99bps 8.02% 6.55% 3.0 4.0 5.0 6.0 7.0 8.0 9.0 10.0 Sep-07 (Basel I) Sep-07 (Basel II) Cash Earnings Dividends Business Application Capital Issued Hybrid RAMS / BTIM / Visa Other Mar-08 (Basel II) % ACE Capital (%) 5.98% 8bps 12bps 13bps (72bps) (70bps) 97bps 6.10% 4.54% 3.0 4.0 5.0 6.0 7.0 8.0 Sep-07 (Basel I) Sep-07 (Basel II) Cash Earnings Dividends Business Application Capital Issued RAMS / BTIM / Visa Other Mar-08 (Basel II) % 1. Convertible notes considered dilutive when calculating diluted earnings per share

Investor Discussion Pack May 2008 19 Implications for capital management Capital • Given market volatility and the current environment, we believe it is appropriate to maintain higher capital ratios For example, for every $1 lent for a consumer mortgage the additional capital required is 1.4 cents (Basel II) vs 4 cents (Basel I) Basel II demonstrates Westpac is well positioned: - APRA expected to set Prudential Capital Ratio later this year - Ratings agencies’ responses evolving - Further changes to RWA measurement in near future i.e. IRRBB • Target capital ratios under review: - Strong capital levels and shape of portfolio - Utilised hybrid capacity 18% vs cap of 25% - Asset growth is expected to ease through the remainder of 2008 - Basel II reduces the capital intensity of new growth: • No immediate need for additional capital:

Investor Discussion Pack May 2008 20 Liquidity Sector leading liquidity position • Holding significantly more liquid assets than normal - Liquid asset balance as at 31 March 2008 $34bn - Around double historical levels - Liquid position covers more than 6 months of offshore short term maturities - All liquid assets repo-eligible with a central bank • ‘Internal’ securitisation completed February 2008 - $10.6 billion of Westpac-originated prime residential mortgages now held on balance sheet in securitised format – provides additional source of liquidity - Eligible for repo with the RBA - No capital or earnings impact - First Australian bank to complete this type of transaction • Benefits of a strong liquidity position - Provides flexibility in the execution of term funding - A buffer against unforeseen funding requirements - Enables the Bank to support customers’ needs Liquidity 14.0 34.0 8.3 10 5 10 15 20 25 30 35 40 45 1H07 target 1H08 actual Liquid assets Internal securitisation Westpac liquid assets ($bn) 1. $8.3bn represents repo cash value of the internal securitisation

Investor Discussion Pack May 2008 21 Responsible approach to short term funding • Lengthened short term funding profile: - Average duration increased from 71 days (Sep 07) to 92 days (Mar 08) • Short term funding managed within a Board approved limit structure: - Limit structure restricts the amount of funding that can be required in any 7 day, 14 day, 1, 3 and 6 month period - Ensures appropriate duration of the Bank’s funding profile - No material change in limits since 2004, despite significantly higher wholesale funding requirements - Current funding profile well within all limits 0 20 40 60 80 100 Westpac debt <1 year USCP market ECP market Days Wholesale Funding Westpac short term funding versus average maturities in key money markets (days) 7 day limit 14 day limit 1 mth limit 3 mth limit 6 mth limit • Takes into account wholesale debt maturities, net balance sheet growth, including potential for customer draw down of unused limits and possible additional funding requirements • Based on cashflows, not % of total funding Westpac’s Board Approved Limit Structure

Investor Discussion Pack May 2008 22 Term profile – Westpac well ahead on FY08 funding plan • Well ahead on FY08 funding plan of ~$25bn to $30bn • $25bn term funding completed to date - Continually issuing through period - Average duration of new term issuance 2.8 years - 46% of all new term debt issued with a maturity 3 years or greater • FY09 term funding requirement expected to be lower, ~A$20bn to $25bn: - Reflects slower asset growth expectations - Includes all term debt re-financing Wholesale Funding 0 2,500 5,000 7,500 10,000 12,500 15,000 1 to 2 yrs 2 to 3 yrs 3 to 4 yrs 4 to 5 yrs 5+ yrs Wholesale term funding maturity profile as at 31 March 2008 ($m) Funding composition1 (%) Maturing >12mths 14% Maturing <6mths 25% Maturing 6 to 12mths 7% Customer Deposits 52% Securitisation, 2% 1. Represents % of the funded balance sheet.

Wholesale Funding

A balanced and diversified funding profile

- Term funding raised in difficult market conditions shows breadth and depth of Westpac's wholesale funding franchise:
  - More than 90 trades executed in 1H08
  - 62% of issuance via private markets as investors select quality credits
  - Accessed new markets, including Samurai, Swiss and Maple
  - Issued in every major currency, fixed and floating rate instruments
- Capacity maintained in domestic markets
  - Onshore issuance 43% / Offshore issuance 57%
- Profile with global investors maintained through regular direct contact and proactive debt investor relations

Markets accessed in 1H08



ECP & ECD
EMTN – 60+ trades
USCP & USCD
144A MTN & USMTDN
ETCD
Samurai, Uridashi
NCD & Bank Bills
MTN & TCD
RCD
MTN
Short Term Debt
Long Term Debt

Westpac key public term debt transactions 1H08

144A Floating Rate Note	2 year	USD 1bn
EMTN Fixed Rate Note	3 year	GBP 325m
144A Floating Rate Note	13 mth	USD 3bn
Domestic Floating & Fixed Rate Notes	3 year	AUD 1.2bn
Samurai Floating & Fixed Rate Notes	5 year	JPY 77bn
Swiss Floating Rate Note	3 year	CHF 250m
EMTN Fixed Rate Note	3 year	EUR 1bn

23 Investor Discussion Pack May 2008

Westpac

Investor Discussion Pack May 2008 24 Higher funding costs impacting the business Wholesale Funding • Impact of higher funding costs in 1H08 around $115m • Higher funding costs have been progressively passed on to the business units to ensure economic pricing decisions • Speed of pricing change and the degree of cost recovery varies across businesses, products and customers • Will continue to see average funding costs increase as low cost term debt matures and is replaced with higher cost term funding • Blended costs across the term maturity curve for new borrowings have increased by approx. 35bps in 1H08 • Current term funding costs over 80bps higher • Cash/90 day spread has increased by approx. 35bps over 1H08 • Affects new term borrowing, i.e. term debt maturing plus new business. FY08 net new term issuance expected to be ~$25bn to $30bn • Primarily affects the net balance of our mortgage book, i.e. variable rate mortgage portfolio less cash rate sensitive deposits Increase in term funding costs Increase in the cash rate/90-day spread Higher cost of funds - 2 main components:

Features of the Result May 2008

Investor Discussion Pack May 2008 26 Revenue growth mix reflects market conditions; no material one-offs Revenue $4,860 $5,430 8 128 (4) 61 (319) 696 4,500 4,750 5,000 5,250 5,500 5,750 1H07 AIEA Margins Fees & Commissions Wealth Markets Other 1H08 1. Calculated on a cash earnings basis, therefore excludes items including BTIM sale and Visa IPO 2. NZ$ impact represents the impact of movements in the NZD/AUD exchange rate by restating all NZD income at the 1H07 average exchange rate, including the impact of any gains/losses on NZD hedges. 19 11 - - 13 - (5) 1H08 14 5 Sub–custody earn out 44 31 Total net impact - - 1 21 4 1H07 25 R&D rebates – prior period 5 NZ$ Impact2 - MasterCard profit - - 2H07 Asset sales Fair value of securities portfolios One-off impacts on revenue1 (cash basis) ($m) Revenue – cash earnings basis ($m) • Strong revenue growth - different mix • Net interest income up 12% • Average interest earning assets up 23% and margin decline (-20bps) impacted by additional liquidity • Modest fee growth: - Solid banking and Specialised Capital Group fees - Lower transaction fees • Wealth impacted by decline in investment markets • Solid markets income

Investor Discussion Pack May 2008 27 Strong balance sheet growth Balance sheet 9 12 32 18 3 13 16 0 5 10 15 20 25 30 35 40 Group Net Loans Housing (Aust) Personal (Aust) BFS WIB NZ (NZD) Pacific Banking Loan growth 1H07 – 1H08 (%) Deposit growth 1H07 – 1H08 (%) * Other deposits primarily comprises wholesale funding in Treasury, including Certificates of Deposit. • Mortgage growth 13%, 1.2x system (Aust.) • Credit card growth modest, particularly in non-Westpac branded cards • BFS lending boosted by investment in customer serving employees in 2007 • Corporate lending in WIB reflects business investment and increased customer demand for bank credit in response to global capital markets dislocation • Total deposits increased 12%, excluding wholesale deposits • Deposit growth assisted by flight to quality and investors preferring to invest in cash in more volatile market conditions • Particularly strong growth in term deposits 24 14 12 4 12 15 20 55 0 5 10 15 20 25 30 35 Group Total Deposits CFS Business (Aust) Working Capital (Aust) WIB NZ (NZ$) Pacific Banking Other*

Investor Discussion Pack May 2008 28 Group net interest margin and product spreads Group interest margin movement 2H07 – 1H08 (%) Net interest margin 2.05% 1bp (7bps) 4bps (7bps) 2.14% 1.8 1.9 2 2.1 2.2 2H07 Asset spread/mix Liability spread/mix Treasury WIB, Markets and Other 1H08 1.81 1.85 1.80 1.81 Deposits 2.61 2.42 2.45 2.36 Business S&I deposits 1.50 1.11 1H08 1.80 1.68 5.27 0.85 1H08 2H07 1H07 2H06 2H07 1H07 2H06 Product spreads – CFS and BFS 1.50 1.53 1.62 Business lending 1.11 1.18 1.33 Consumer lending Product spreads – New Zealand 1.74 1.72 1.71 Consumer deposits 1.76 1.81 1.86 Business lending 5.71 5.29 6.00 Cards adjusted1 0.95 0.98 1.03 Mortgages 1. Adjusted for the over accrual of interest income in 2H06. • Net decline in asset and liability spread/mix of 3bps: - Higher cost of funds and more fixed rate lending (7bps) - Increase in deposit spreads 4bps • Treasury down 7bps – impact of higher liquidity, 10bps, offset by higher interest income • WIB movement from change in income recognition 2bps, offset by mix impacts (1)bp • Total structural1 impacts on margins of 8bps 1. Structural impacts include impact of higher liquidity -10bps and change in income recognition in WIB +2bps

Investor Discussion Pack May 2008 29 Non-interest income analysis Non-interest income movement 1H07 – 1H08 ($m) Non-interest income • Fees and commissions up 7%, reflecting volume growth in BFS and WIB, and fee income in SCG • Wealth and insurance income impacted by adverse markets and higher insurance claims • Trading income benefiting from strong sales and market volatility 1H07 vs 1H08 Non-interest income movement 2H07 – 1H08 ($m) • Non-interest income lower, due to a 7% decline in wealth and insurance income, offsetting fees and commissions growth of 4% • Trading income down $12m on a strong 2H07 • Other income reflects lower realisation of R&D rebates 2H07 vs 1H08 $1,964 8 128 (4) 61 $1,771 1,600 1,700 1,800 1,900 2,000 1H07 Fees & commissions Wealth mgt & insurance Trading Other 1H08 $2,002 39 (45) (12) (20) $1,964 1,700 1,800 1,900 2,000 2,100 2,200 2H07 Fees & commissions Wealth mgt & insurance Trading Other 1H08

Investor Discussion Pack May 2008 30 Markets and Treasury – managing volatility well Trading income • Strong FX and Energy performance • Soft Equities trading performance • Good Debt Markets performance: - Good market sales - Strong credit markets outcome - Lower debt markets trading • Strong Treasury result • Rise in VaR reflects higher market volatility and changing correlations – little change in underlying positions 9.9 142 - 142 1H08 7.1 327 115 (1) 213 1H08 7.2 8.42 Average VaR1 19 15 Equities 123 - 123 1H07 4.7 253 99 139 1H07 103 Total 7 Non-interest income 96 Net interest income 2H07 Treasury revenue ($m) 5.3 Average VaR1 331 Total 82 Debt markets sales and trading 230 2H07 FX and energy Markets revenue ($m) 1. VaR at 99% confidence level, 1 day hold period. 2. No diversification benefit taken into account in 1H07

Investor Discussion Pack May 2008 31 Expense growth reflecting more people and increased activity Expenses Revenue & expense growth (% change over year) 0 4 8 12 16 1H03 2H03 1H04 2H04 1H05 2H05 1H06 2H06 1H07 2H07 1H08 Revenue growth Expense growth Expense movement 1H07 – 1H08 ($m) $2,229 29 41 43 37 2 3 25 $2,409 2,100 2,200 2,300 2,400 2,500 1H07 CFS BFS WIB BT NZ PB GBU 1H08 47 48 46 44 45 48 49 50 50 53 44 40 45 50 55 1H03 2H03 1H04 2H04 1H05 2H05 1H06 2H06 1H07 2H07 1H08 AGAAP A-IFRS (cash earnings basis) Group - expense to income (%) 44.4% Includes $8m related to RAMS acquisition 0 500 1,000 1,500 2,000 2,500 3,000 1H07 2H07 1H08 Employee expenses Equipment & occupancy Other Expense breakdown ($m)

Impairment charges

Impairment charge increase consistent with environment

Category	$m	Comments
March 2007	**232**	
Individually assessed		
New individually assessed	184	Two corporate exposures. One impaired margin loan. Additional impaired loans in Business banking and New Zealand consistent with credit cycle
Write-backs and recoveries	(15)	Marginally higher recoveries and write-backs in 2008
Collectively assessed		
Write-offs	44	Higher write-offs in cards consistent with portfolio seasoning
New collectively assessed	(49)	Lower new consumer collectively assessed in 1H08 primarily due to lower cards growth compared to 1H07. 1H07 also included additional collective provision in the Pacific of $12m
	6	Within WIB, one institutional downgrade, offset by 2 exposures migrating to individually assessed provision and compositional changes
	31	Additional provisions in consideration of current environment
March 2008	**433**	

32 Investor Discussion Pack May 2008 Westpac

Investor Discussion Pack May 2008 33 Impairments higher – solid coverage • Impairment charges to average loans higher, at 30bps • Solid provision coverage against impaired assets • Total collectively assessed provisions also strong – up 17% on 1H07 • Further $31m addition to economic provision, now $213m in total Impairment charges Impairment charges to average loans (bps) AGAAP A-IFRS 44bps 49bps 49bps Impairment provisions to impaired assets na na 63bps 1H07 100bps 92bps Total provisions to RWA (Basel II) 83bps 84bps CAP to RWA (Basel II) 63bps 62bps Total provisions to gross loans 1H08 2H07 17 32 33 31 23 19 22 23 35 19 17 30 0 10 20 30 40 2000 2001 2002 2003 2004 2005 2006 2007 1H08 Ratio adjusted for the reclassification of interest

Impairment provisions

Impairment provisions and Basel II long run downturn expected loss

Impairment provisions ($m)

Category	Sept 2007	March 2008	Treatment	Comments
Individually assessed provisions	148	317	Changes expensed via income statement	Calculated on impaired assets as a discounted cash flow assessed on a case by case basis.
Collectively assessed provision	1,410	1,550	Changes expensed via income statement	Incurred loss estimates applied to all other loans and receivables based on risk grade or delinquency status plus provisions for incurred economic events.
Total accounting provisions	**1,558**	**1,867**		

Capital adjustments related to regulatory expected loss ($m)

General Reserve for Credit Losses (GRCL) adjustment	89	54	Tier 1 capital deduction, not a balance sheet item	Tax effected difference between accounting provisions and long run inherent loss, as defined under APRA prudential standards
Basel II long run downturn expected loss	592[1]	586	50% Tier 1 50% Tier 2 capital deduction, not a balance sheet item	Difference between long run down turn expected loss, as agreed with APRA, and eligible provisions (accounting provisions plus GRCL net of deferred tax asset)
Total capital adjustment	**681**	**640**		

1. Pro-forma

34 Investor Discussion Pack May 2008

Westpac

Asset Quality and Risk Management May 2008

Investor Discussion Pack May 2008 36 Modest rise in stressed exposures; impaired assets higher Asset quality Stressed exposures as a % of total committed exposures (TCE) (%) 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% 1.6% 2001 2002 2003 2004 2005 2006 2007 1H08 Watchlist & substandard 90 days past due well secured Impaired1 • Total stressed exposures increased to 1% of TCE, back to 2003 levels • Gross impaired assets up $416m over prior period, predominantly due to: - Two corporate exposures (migrated from watchlist) - One margin loan - A number of smaller business exposures 1. Westpac’s impaired assets from 2005 reflect APRA's prudential approach to the adoption of A-IFRS by ADI's to include consumer accounts > 90 days past due but not well secured

Investor Discussion Pack May 2008 37 Credit indicators Group Consumer – 90 day delinquencies (%) 0.0 0.5 1.0 1.5 1999 2000 2001 2002 2003 2004 2005 2006 2007 1H08 Consumer unsecured Housing Corporate / business impaired assets to corporate / business committed exposure (%) Aust. Business Banking - 90 day delinquencies (3 month moving average) (%) • Consumer delinquencies have trended upwards due to the impacts of interest rate rises • Business delinquency trend in Australia has remained broadly stable • Corporate/ business impaired assets have increased due to a few individual names in the Institutional bank Asset quality 1.08 0.35 0.0 0.5 1.0 1.5 2.0 1999 2000 2001 2002 2003 2004 2005 2006 2007 1H08 0.59 0.24 0.0 0.1 0.2 0.3 0.4 0.5 1999 2000 2001 2002 2003 2004 2005 2006 2007 1H08

Investor Discussion Pack May 2008 38 Balance sheet reflects focus on domestic markets Asset quality Australia, 85% NZ/Pacific, 13% Other, 2% Total exposure by region (%) at 31 March 2008 Exposures outside core markets <2% Business, 24% Corporate, 17% Other consumer*, 5% Mortgages, 54% On balance sheet lending – as at 31 March 2008 *Other consumer includes credit cards, margin lending and personal loans Exposure by risk grade 100% <1% <1% <1% 13% 85% Exposure by region 100% 7% 40% 1% 18% 12% 7% 15% 462,109 1,186 3,614 3,648 62,436 391,225 Total committed exposure 33,548 - - - 3,963 29,585 Unsecured consumer 185,029 - - - 31,110 153,919 Secured consumer 3,897 - - 92 820 2,985 <B+ 83,333 69 512 360 13,278 69,114 BB+ to B+ 55,122 134 1,117 1,261 8,062 44,548 BBB+ to BBB- 31,838 665 1,509 1,126 3,112 25,426 A+ to A- 69,342 318 476 809 2,091 65,648 AAA to AA-Group Asia Europe Americas NZ / Pacific Australia $m

Investor Discussion Pack May 2008 39 Strong asset growth – little change in risk grade composition Total Committed Exposure^ by customer segment Total Committed Business / Corporate exposure^ ^Total committed exposures include outstanding facilities and un-drawn commitments that may give rise to lending risk or pre-settlement risk *Other consumer includes credit cards, personal lending and margin lending. 17% 17% 18% 18% 18% 11% 12% 12% 12% 12% 7% 6% 6% 6% 7% 0.7% 0.7% 0.7% 0.7% 0.6% 15% 15% 11% 12% 14% 0% 10% 20% 30% 40% 50% 60% Mar-06 Sep-06 Mar-07 Sep-07 Mar-08 <B+ BB+ to B+ BBB+ to BBB- A+ to A- AAA to AA-Asset quality 42% 43% 43% 40% 40% 18% 19% 19% 19% 19% 31% 29% 29% 33% 34% 9% 9% 9% 8% 7% 0% 20% 40% 60% 80% 100% Mar-06 Sep-06 Mar-07 Sep-07 Mar-08 Other Consumer* Consumer Mortgages Business Corporate • Corporate exposures up from 29% in 1H07 to 34% in 1H08, as the Bank responds to increased customer demand for credit • Strong asset growth 2H07 to 1H08 has seen little change in the composition of business/corporate exposures by risk grade • 64% of business/corporate exposure is investment grade or higher

Investor Discussion Pack May 2008 40 Asset quality Single name concentrations 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 2000 2001 2002 2003 2004 2005 2006 2007 1H08 Top 10 exposures to corporations and NBFIs – as a % of total committed exposure • Top 10 exposures to corporates and NBFIs have been 2% of TCE, or less, since 2004 • Total exposure of Top 10 = $8.9bn 0 200 400 600 800 1,000 1,200 1,400 BBB-BBB+ A-A+ A-A-A-BBB+ BBB+ BBB+ Top 10 exposures to corporations and NBFIs – as at 31 March 2008 S&P Rating or equivalent $m • All top ten exposures investment grade or higher

Investor Discussion Pack May 2008 41 No direct exposure to US sub-prime mortgages market • Holding UK AAA-rated RMBS (A$53m) and Australian AAA-rated (A$425m) and AA-rated (A$27m) RMBS • Australian CMBS (A$64m) majority AAA-rated Asset Backed Securities (ABS) • No US mortgage-backed CDOs • Small portfolio of short-dated and highly rated (AAA) corporate CDOs approx. <A$250m • CDO holdings form part of normal credit portfolio management processes Collateralised Debt Obligations (CDOs) • No direct exposure to US sub-prime mortgages US sub-prime mortgages Asset quality Note: CDO and RMBS position sizes may vary depending on market conditions and trading activities.

Investor Discussion Pack May 2008 42 Areas under close scrutiny • Small holding of bonds ‘wrapped’ by monoline insurers <A$95m – fair value movements not material; $39m to be repaid by mid-June 2008 • Some loans, predominantly to infrastructure/utilities firms, that have an insurance ‘wrap’. Credit assessment conducted on underlying borrower. Total lending around A$300m with no credit concerns Monoline insurance exposures • One Westpac-sponsored ABCP conduit – Waratah Receivables Corporation: - In operation since 1994, offering quality assets originated by Westpac customers, primarily prime mortgages and trade receivables (no sub-prime) - Approx. A$6bn outstanding - Waratah continues to be fully funded in the market • Liquidity facilities to external customer conduits total approx. A$900m, with approx. A$385m currently utilised Asset-Backed Commercial Paper (ABCP) conduits Asset quality

Investor Discussion Pack May 2008 43 Well diversified across industries 0 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 45,000 50,000 Insurance Food and Beverage Retailing IT and Telecommunication Machinery Wholesaling Personal and Other Services Forestry and Paper Manufacturing - Metal Products Health Services Personal and Household Good Wholesaling Media and Publishing Manufacturing - Machinery and Equipment Chemicals Automotive Hospitality Mining Personal and Household Good Retailing Food and Beverage Manufacturing and Wholesaling Electricity and Gas Supply Transport Business Services Construction and Building Products Agriculture and Fishing Property Financial Institutions Banks Outstandings Undrawn commitments Note: Excludes governments. Total Committed Exposure and Outstandings – as at 31 March 2008 ($m) • Largest industry exposure, Banks, represents 10% of TCE • Partly driven by providing liquidity to banking system Asset quality

Investor Discussion Pack May 2008 44 Well diversified Property Portfolio • Property includes developers, investors, real estate agents, diversified property groups and property trusts • Comfortable with portfolio quality: - Well diversified - Managed by sector specialists • Total property exposure $37bn - 8% of total committed exposures - Individual exposures >$10m, total $19bn • Exposure to property trusts and diversified property groups with exposures >$10m is $7bn - Majority of exposures held across 17 names • Portfolio reviewed to assess how current conditions are impacting individual exposures: - Review has determined that issues are name specific and do not have broader sector implications Asset quality Portfolio by risk grade ($m) 1.00% 462,109 Total Westpac 1.54% Stressed assets as a % of TCE 36,940 Total committed exposures ($m) Property portfolio 0 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 AAA to AA- A+ to A- BBB+ to BBB- BB+ to B+ B+ > 1. Stressed exposures include watchlist, substandard, 90 past due well secured and impaired assets

Investor Discussion Pack May 2008 45 Non-Bank Financial Institutions portfolio • Financial institutions includes lending to investment companies, investment banks and small non-bank financial institutions (NBFIs) • Total NBFI exposure $38bn - 8% of total committed exposures • Comprehensive portfolio review conducted in response to issues impacting individual names in the sector • Remain very comfortable with exposures and portfolio quality - Stressed exposures currently 4bps of NBFI portfolio committed exposures Asset quality Portfolio by risk grade ($m) 1.00% 462,109 Total Westpac 0.04% Stressed1 assets as a % of TCE 38,102 Total committed exposures (TCE) ($m) Non-Bank Financial Institutions 0 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 AAA to AA- A+ to A- BBB+ to BBB- BB+ to B+ B+ > 1. Stressed exposures include watchlist, substandard, 90 past due well secured and impaired assets

Investor Discussion Pack May 2008 46 Australian consumer credit environment • Credit cycle continues to turn: - Delinquencies trending upwards in response to higher interest rates - Bankruptcies increasing, albeit modestly • Customers responding rationally to changing conditions: - Credit card growth lower in 1H08 - Mortgage utilisation rates1 declining as customer are paying down debt faster • Record low unemployment supporting customers’ ability to repay • Impact of higher rates not evenly felt, with some segments showing signs of stress: - 90+ days mortgage delinquencies in South Western Sydney 92bps (2.3% of total portfolio) vs 35bps portfolio avg Consumer Risk Group consumer 90+ day delinquencies (%) 0.0 0.4 0.8 1.2 1H04 2H04 1H05 2H05 1H06 2H06 1H07 2H07 1H08 0 2,000 4,000 6,000 8,000 1995 1997 1999 2001 2003 2005 2007 Industry bankruptcies Source: ITSA Consumer unsecured Mortgages Mortgage utilisation rates1 (%) 84% 85% 86% 87% Mar-03 Mar-04 Mar-05 Mar-06 Mar-07 Mar-08 1. Represents proportion of available balance used

Investor Discussion Pack May 2008 47 Australian consumer delinquencies at levels similar to last year 0.0% 0.2% 0.4% 0.6% 0.8% Mar-04 Jul-04 Nov-04 Mar-05 Jul-05 Nov-05 Mar-06 Jul-06 Nov-06 Mar-07 Jul-07 Nov-07 Mar-08 NSW VIC QLD SA WA 0.0% 0.5% 1.0% 1.5% 2.0% Mar-04 Jul-04 Nov-04 Mar-05 Jul-05 Nov-05 Mar-06 Jul-06 Nov-06 Mar-07 Jul-07 Nov-07 Mar-08 0% 1% 2% 3% 4% Mar-04 Jul-04 Nov-04 Mar-05 Jul-05 Nov-05 Mar-06 Jul-06 Nov-06 Mar-07 Jul-07 Nov-07 Mar-08 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% 1.6% Mar-04 Jul-04 Nov-04 Mar-05 Jul-05 Nov-05 Mar-06 Jul-06 Nov-06 Mar-07 Jul-07 Nov-07 Mar-08 NSW VIC QLD SA WA Consumer Risk Australian mortgage 90+ days delinquencies by state (%) 30+ days past due 90+ days past due Australian credit cards delinquencies (%) 30+ days past due 90+ days past due Australian mortgage delinquencies (%) Australian credit cards 90+ days delinquencies by state (%)

Consumer Risk

Proactive response to changing environment

- Progressively responding to changing environment:
  - In 2006 boosted collections resources and systems
  - In 2007 began tightening credit standards
  - Healthy provision levels maintained
- Investment in collections in prior years has enabled:
  - Implementation of activities to directly manage customers in the early stages of delinquency and drive improvement
  - Targeting of higher risk segments through risk based collections strategies
- 109 new FTE collections capacity added over last 18 months
- Consumer lending standards reviewed regularly – more recent changes include:
  - Introduction of new application scorecards
  - Updated serviceability and risk policies
  - Tightening of verification rules
  - Use of regionally based policy (particularly in personal loans)
  - Bankruptcy scorecard introduced in Sep 07 providing discrimination on new-to-bank applicants

Australian credit cards 1-29 day delinquencies (%)



15.0%
14.0%
13.0%
12.0%
11.0%
10.0%
9.0%
Mar-04
Jul-04
Nov-04
Mar-05
Jul-05
Nov-05
Mar-06
Jul-06
Nov-06
Mar-07
Jul-07
Nov-07
Mar-08
Collections programme of work including overflow and direct debit initiatives

Westpac Assist

- An initiative to assist customers facing financial difficulties but who are not yet delinquent
- Inbound contact team to reactively manage customers' concerns
- Outbound team to proactively contact customers who have an identified propensity to become delinquent in the near future
- Feedback loop in place to refine policies and lending criteria

48 Investor Discussion Pack May 2008 Westpac

Investor Discussion Pack May 2008 49 Australian credit card portfolio risk management • Credit card portfolio has performed well in the changing environment • 89% of credit card customers making more than their minimum repayments, increasing from 86% at 1H07 • Maintaining focus on risk management: - Continued focus on active management of early cycle delinquencies - Quarterly review of scorecards and scorecard cut-offs resulting in some tightening in lending standards - Evaluation of high risk segments feeding into changes to credit policy - Continued focus on growth from existing customers - 84% of portfolio growth from existing customers in 1H08 - Tighter policy rules excluding certain segments from proactive card limit increase offers Consumer Risk Credit cards loss rates 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 Sep-02 Mar-03 Sep-03 Mar-04 Sep-04 Mar-05 Sep-05 Mar-06 Sep-06 Mar-07 Sep-07 Mar-08 Credit card outstandings ($m) Sep-02 Mar-03 Sep-03 Mar-04 Sep-04 Mar-05 Sep-05 Mar-06 Sep-06 Mar-07 Sep-07 Mar-08 Loss rates have moved in a 2 to 3 percentage point range

Investor Discussion Pack May 2008 50 High quality mortgage portfolio Australian mortgage portfolio ($bn) Housing lending book by State as at February 2008 (%) 0% 10% 20% 30% 40% NSW/ACT Vic/Tas Qld SA/NT WA Westpac Australia Banks Source: ABA/Cannex data • Australian mortgage portfolio $133bn • All mortgages to prime borrowers: - Low Doc lending approx. 5.5% of portfolio (loans to self-employed borrowers, same credit standards apply as prime mortgages) - No sub-prime mortgages • Well seasoned portfolio: - >65% of the portfolio past the peak loss period (18 – 24 months) • Properties in possession remains low: - 148 properties at March 2008 vs 2007 average of 141 properties 12.1% $539m Avg new lending per month $7.5bn Total portfolio Low Doc Portfolio – as at 31 March 2008 5.5% % of portfolio Consumer Risk 57 61 65 45 54 50 13 14 15 0 20 40 60 80 100 120 140 1H07 2H07 1H08 Owner occupied Investment Equity access % of portfolio 49% 10% 41%

Investor Discussion Pack May 2008 51 Borrower’s servicing capacity • Servicing capacity of Westpac mortgage customers remains sound: - 73% of amortising borrowers repay in excess of required minimum - Recent rise in repayments as customers respond to higher interest rates • Low loan-to-value ratios: - Borrower’s equity in homes increases willingness to repay - Average LVR 67%, 87% of borrowers have an LVR <=80%1 • Westpac’s serviceability test has supported quality of the mortgage portfolio • For applications the following applies: - Interest rate buffer of approx. 145bps on the loan repayment applied - Credit cards limits, not the balance, used to assess credit card debt - Certain income types discounted e.g. rental income discounted to 75% and bonus income excluded - Cost of living expenses reviewed quarterly 69% Average LVR of new loans2 Australian mortgage portfolio as at 31 March 2008 67% Average LVR of portfolio at origination 46% Average LVR based on current outstanding balances and value at origination Australian mortgage portfolio LVRs (%) Loan-to-Value Ratio (LVR) band % of portfolio 2. Average LVR of new loans for the 12 months to 31 March 2008. Consumer Risk 1. Based on current outstanding balances and value at origination 0% 10% 20% 30% 40% 50% 60% 70% 80% 0-60% 60- 70% 70- 80% 80- 90% 90- 95% 95- 97% 97- 100% LVR at origination LVR current outstanding balance & original valuation

Investor Discussion Pack May 2008 52 Mortgage loss rates remain low • Actual losses remain low due to maturity of portfolio and strong security supported by mortgage insurance • Current actual loss rate 1bp over last 12 months - Loss rate under stressed conditions is 14bps over 12 months - 1992 actual loss rate was 11bps (during recession) Consumer Risk 0 0.1 0.2 0.3 0.4 Mar-02 Sep-02 Mar-03 Sep-03 Mar-04 Sep-04 Mar-05 Sep-05 Mar-06 Sep-06 Mar-07 Sep-07 Mar-08 Mortgage delinquencies vs loss rate (%) Loss rate (excl. securitised loans) remains low 90+ days delinquencies, rising from low base down 4% down 2% up 4% down 28% up 4% 196 (14.4bps) 18 18 29 55 23 Individual effect $m 6.0% Housing credit growth % pa 2.3% Average weekly earnings growth % pa Combined effect1 $m 8.1% Unemployment rate % (20)% House price growth % pa 13.4% Interest rate % pa Scenario Westpac Australian mortgage portfolio stress testing – 2008 results 1. Individual effects do not sum to the total effect because the impact of each of the individual effects is non-linear in the model

Investor Discussion Pack May 2008 53 Australian mortgage insurance Mortgage insurance structure • Westpac uses a captive mortgage insurer – Westpac Lenders Mortgage Insurance (WLMI) • Approx. 13% of mortgage portfolio covered by mortgage insurance • Mortgage insurance covers the entire loan • 100% mortgage insurance where loan to value (LVR) ratio >85% • Between 80-85% LVR, borrower can either pay an up front mortgage insurance premium or pay a higher interest rate • WLMI reinsures 30% of its underwriting risk with a well rated reinsurer through a quota share arrangement • Stop loss reinsurance covers 70% of underwriting risk retained by WLMI and offers protection against abnormally high claims in any one year Mortgage portfolio 100% Quota Share 30% - Reinsured 70% - Retained with 2 tier stop loss reinsurance Mortgage Insurance AA Insurer WLMI 13% 87%

Business Unit Performance May 2008

Investor Discussion Pack May 2008 55 Consumer cash earnings driven by strong volumes • Cash earnings up 10% on 1H07 • Strong growth: - Mortgages up 13%, 1.2x financial system - Deposits up 14% • Margins down 10bps: - Higher funding costs not fully passed on to customers, particularly mortgages • Expenses up 3% with frontline expansion: - Acquisition of RAMS - 6 new branches - Additional customer serving employees • Impairment charges down 7% due to: - Lower delinquencies in early cycle of cards and mortgages - Improved recovery rates on credit card write-offs 441 (27) 9 (29) 6 80 402 200 300 400 500 600 1H07 Net Interest Income Non - Interest Income Expenses Impairment charges Tax 1H08 CFS cash earnings ($m) Consumer Financial Services 1.03 0.98 0.95 0.85 0.4 0.6 0.8 1.0 1.2 2H06 1H07 2H07 1H08 Mortgage spreads (%) 10 % growth

Investor Discussion Pack May 2008 56 Strong mortgage performance 0 5 10 15 20 25 30 May- 04 Oct- 04 Mar- 05 Aug- 05 Jan- 06 Jun- 06 Nov- 06 Apr- 07 Sep- 07 Feb- 08 WBC fixed rate Market fixed rate • Growth ahead of peer group average for last 2 years: - Proprietary originations steady at 62% • Spreads down 13bps: - Higher funding costs have not been fully passed on to product pricing - 20bps passed on in 1H08 and 20bps in 2H08 - Lower spread fixed rate lending grown to 22% of book • RAMS acquisition finalised in January 2008 • Negotiated fee reductions with mortgage brokers take effect in May Mortgage credit growth versus banking system (times) Proprietary mortgage originations (%) Source: APRA, Peer group average includes NAB, CBA, ANZ and SGB Flow composition Westpac vs market (% of new fixed finance) Source: ABS, ABS return, fixed defined as lending fixed for at least 2 years. Market includes banks/credit unions/building societies/wholesale lenders Consumer Financial Services 62 62 61 63 62 0 25 50 75 1H06 2H06 1H07 2H07 1H08 0.6 0.8 1.0 1.2 1H05 2H05 1H06 2H06 1H07 2H07 1H08 Westpac Majors ex WBC

Investor Discussion Pack May 2008 57 Deposits being given renewed focus • Deposits strong growth, up 14% - Term deposits up 27% to $28.9bn - Small change in deposit mix as consumers look to lock in returns • Introduction of more competitively placed products delivering higher growth • Deposit spreads improved 8bps on 1H07: - Cost of funding benefits partially offset by migration to lower yielding term deposits 0 20 40 60 80 100 1H07 2H07 1H08 Savings (incl online) Transactions Term Deposits Deposits (% of total) Consumer Financial Services 1.71 1.72 1.74 1.80 1.50 1.60 1.70 1.80 1.90 2H06 1H07 2H07 1H08 Deposit Spreads (%)

Investor Discussion Pack May 2008 58 Credit cards – lower growth as standards are tightening • Cards outstandings increased 2% on 1H07: - Non-Westpac branded score cards tightened - 84% of portfolio growth from existing customers during 1H08 • Modest fee growth from higher customer activity • Spreads down 2bps: - Proactive management of rate changes for proprietary book - Higher cost of funds not passed on to Non-Westpac branded card holders in 1H08 • Virgin agreement exited: - Westpac paid $39m to get exclusive brand license for 14 months - $1.7bn portfolio, 550k accounts - Pricing increased in April 08 - Opportunity to sell additional products to customers 2,000 3,000 4,000 5,000 6,000 7,000 8,000 Mar-07 Sep-07 Mar-08 Credit card outstandings ($m) 2% growth Consumer Financial Services

Investor Discussion Pack May 2008 59 Aust. Consumer Satisfaction1 – Very and Fairly Satisfied, 12mth moving avg (%) Customer satisfaction and experience improving • Improving customer satisfaction: - Customer satisfaction improved 4.2 percentage points over 12 months - Increased customer facing staff and branches • Increase in customer experience scores: - Additional and improved front line staff training - Continued improvements to internet stability 60 62 64 66 68 70 72 74 76 Sep- 03 Mar- 04 Sep- 04 Mar- 05 Sep- 05 Mar- 06 Sep- 06 Mar- 07 Sep- 07 Mar- 08 Westpac Peers 70 72 74 76 78 80 82 84 86 88 Branch Internet Call Centre 1H07 2H07 1H08 1. Source : Roy Morgan Research – % of customers very/fairly satisfied main financial institution Aged 14+. Peer Group includes ANZ, CBA, NAB and SGB (simple average). Data to Mar08. 2. Source: Westpac Customer Experience Mar08 Customer experience2 (%) Consumer Financial Services

Investor Discussion Pack May 2008 60 Business cash earnings up 13% - investment delivering • Cash earnings of $538m, up 13% • Net interest income up 19%: - Strong balance sheet growth - Supported by high proportion of deposit funding - Net interest margin up by 1bp • Non-interest income impacted by higher proportion of business products sold by CFS • Expense to income ratio improved 110bps to 35.1% • Further investment: - 427 additional customer serving employees, 268 in latest half - 8 new and 2 refurbished business banking centres • Customer satisfaction – closing the gap - Up 8 percentage points over the year, vs 6 percentage points for peer group1 36.2% 35.4% 35.1% 32% 33% 34% 35% 36% 37% 38% 1H07 2H07 1H08 (41) (7) 159 478 538 (25) (26) 300 400 500 600 700 1H07 Net interest income Non interest income Expenses Impairment charges Tax 1H08 Expense to income ratio (%) BFS cash earnings ($m) Business Financial Services 1 Source: TNS 12 month rolling average March 2008. Peer group average includes CBA, NAB, ANZ & SGB.13% growth

Investor Discussion Pack May 2008 61 Excellent lending growth and encouraging deposit performance • Lending growth 18%: - Higher growth in WA, QLD & VIC - 13% uplift in new lending - Business credit market share1 steady at 13% • Deposit growth 9%: - Additional transactional bankers in Cash Flow Solutions Group with greater focus on deposits - Increase in corporate cash balances - Strong term deposit sales, although captured in CFS - Deposit market share1 steady at 15% 48 53 57 42 44 46 48 50 52 54 56 58 1H07 2H07 1H08 1. Source: RBA share of banking system. Business lending ($bn) Deposits ($bn) 18% growth Business Financial Services 0 10 20 30 40 50 60 1H07 2H07 1H08 Business deposits Max-I Direct Deposits Corporate cash 9% growth

Investor Discussion Pack May 2008 62 Quality portfolio in a more challenging environment • Increased stressed exposures in a tougher environment, with higher interest rates • Business delinquencies 90+ days well secured broadly steady • Impairment charges up $26m from a low 1H07 result: - Strong balance sheet growth - A small number of larger impaired exposures - Charge equivalent to 25bps of average loans annualised - $4m increase over 2H07 • Rise in watchlist assets increasing collectively assessed provisions 0.0 1.0 2.0 3.0 4.0 2001 2002 2003 2004 2005 2006 2007 1H08 Watchlist & Substandard 90 Days past due well secured Impaired Stressed exposures as a % of business TCE Impairment charges Business Financial Services 0 10 20 30 40 50 60 70 80 1H06 2H06 1H07 2H07 1H08 0 0.04 0.08 0.12 0.16 Total bad debt charge Total bad debts / Avg loans $m %

Investor Discussion Pack May 2008 63 Institutional Bank (ex-Equities) Strong performance offset by provisions • Lead institutional bank • Cash earnings, excluding the Equities business, up 5%: - Strong revenue growth, up 26% - Offset by increase in impairment charges of $116m • Increase in impairment charges reflects higher provisions in a small number of exposures • Well positioned for increased customer activity in volatile markets: - Favourable trading and sales results - Increased contribution from credit derivative activity • Expense to income ratio improved 410bps to 38.0% 629 747 793 265 313 301 0 100 200 300 400 500 600 700 800 900 1H07 2H07 1H08 Revenue Expenses IB1 revenue and expenses ($m) Westpac Institutional Bank 164 (36) (116) 1 261 248 100 150 200 250 300 350 400 450 1H07 Revenue Expenses Impairment charges Tax & Minority Int. 1H08 IB1 cash earnings ($m) 1. Institutional Bank excluding Equities 5% growth

Investor Discussion Pack May 2008 64 Revenue contribution by business segment ($m) Strong revenue growth from increased customer activity and market volatility 0 100 200 300 400 Equities Specialised Capital Group Global Transactional Banking FX and Energy Debt Markets 1H07 1H08 • Debt markets revenue up 22%: - Higher income growth in the loan book - Margins impacted by higher cost of funds - Offset by successful risk management trading • FX and Energy revenues up 53%: - Successful trading in volatile markets - Solid sales performance, revenues up 14% • Transactional Banking up 4%: - Up 13%, adjusted for one-off items in 2007 • SCG revenue up $19m: - Growth in management fees from higher FUM - Deal revenue from property transactions and launch of Westpac Essential Services Trust (WEST) +22% +4% -2% +53% +70% Westpac Institutional Bank

Investor Discussion Pack May 2008 65 Customer demand for bank credit driving balance sheet growth • Net loans1 up 35%, as global capital markets dislocation triggered extraordinary customer demand for bank credit in first half • WIB well positioned to respond – leading relationship bank • Financing revenues up 16% • Margins have increased through 1H08 but have yet to fully offset the increased cost of funds • Growth not expected to be repeated in 2H08, as higher cost of debt likely to slow demand for credit 10 15 20 25 30 35 40 45 1H06 2H06 1H07 2H07 1H08 -50 50 150 250 350 Financing net loans (LHS) Customer Revenue (excl. Financing) (RHS) Loans and customer revenue $bn $m Westpac Institutional Bank 1. Excluding margin lending

Investor Discussion Pack May 2008 66 Markets income up on strong volumes and ongoing volatility • Increased markets income led by FX and Energy • Leveraging leading market position and successful trading strategies to deliver a strong sales and trading performance • Markets income also benefiting from fair value gains on credit derivatives in Debt Markets • Some retracement on securities held in portfolio • Adverse trading result in Equities 2 FX – Relationship strength index 2 1 1 Rank Interest Rate Derivatives – Relationship strength index Interest Rate Derivatives – Market share FX – Market share Leading market position1 1. Peter Lee Associates, January 2008 Westpac Institutional Bank

Investor Discussion Pack May 2008 67 Solid revenues from Asian operations Shanghai Beijing Jakarta Hong Kong Mumbai Singapore Westpac offices in Asia Westpac Institutional Bank • Mumbai representative office fully operational • Shanghai branch office officially opened in February 2008 Footprint Revenues booked in Asia up 20% in 1H08 • Strong contribution from core products of FX and debt • Growth has been organic - increasing participation in Corporate and Institutional customers’ overall banking requirements • Improved capabilities in Syndications, Asset Finance, Trade Financing and Business Banking • Continued development of relationships supporting activities in geographies where Westpac is not represented Revenues To capture value from Asia through organic growth, supporting Australia/New Zealand customers with linkages to Asia, and Asian and multi-national customers with linkages to Australia/New Zealand Strategy

Investor Discussion Pack May 2008 68 Equities – transitioned into WIB • New equities business incorporating equity derivatives and businesses transferred from BT - margin lending, broking and private portfolio management • First half cash earnings loss due to: - Trading income loss in Equity Derivatives business, reflecting significant equity market volatility - $30m provision relating to a single margin lending exposure • Revenue recognised is net of payments to distribution businesses in Westpac/BT • Margin loan book has seen reduction in lending balances of 12% since 2H07 • Working with customers to reduce gearing and reduce risk • 35 connections with loans >$10m, down from 50 in February 2008 • Westpac has no structured wholesale stock lending facilities where security is held over end customers’ holdings 6% March margin calls – forced sales 17% March margin calls - % of clients 2,682 Margin calls in March 2008 46% Gearing / LVR (end March 2008) $4.3bn Portfolio size Margin Lending Westpac Institutional Bank

Investor Discussion Pack May 2008 69 Portfolio quality has not deteriorated despite significant loan growth • Institutional loan portfolio is well diversified across names and sectors • 92% of exposures investment grade or better • Credit stress limited to a few individual names: - Net provisions of $146m raised in 1H08 in Institutional Bank (ex-equities) arising from a small number of individual names • Balance of Institutional Bank (ex-equities) book contributed a positive $19m from regrades and recoveries 0.28 0.1 0.22 0.34 0.30 0.48 0.25 0.63 0.51 0.53 0.0 0.2 0.4 0.6 0.8 1999 2000 2001 2002 2003 2004 2005 2006 2007 1H08 WIB - impaired assets to committed exposure (%) 9% 10% 8% 7% 30% 30% 27% 28% 20% 20% 19% 20% 40% 39% 45% 44% 1% 1% 1% 1% 0% 20% 40% 60% 80% 100% Sep-06 Mar-07 Sep-07 Mar-08 AAA to AA- A+ to A- BBB+ to BBB- BB+ to B+ <B+ WIB total committed exposures by risk grade Westpac Institutional Bank

Investor Discussion Pack May 2008 70 Growth impacted by weak equity markets and storms • Cash earnings down 15% over prior half: - $15m due to lower equity markets - $25m due to lower earnings on capital - Larger than usual storm claims - Higher expenses from increased activity • Structurally in good shape: - FUA / FUM (excluding market moves) up 5% and 3% respectively - Australia’s fastest growing Wrap platform with 36%* of Dec quarterly new flows - General insurance cross sell improving - Strong opportunities, particularly Super for Life 13% Private bank operating income 22% Advice operating income 2% Insurance operating income 10% Cash earnings Change 1H07 – 1H08 Key performance indicators 8% 5% Total FUA 15% 1% Wholesale FUM 9% 15% Institutional FUM 15% 3% Retail FUM 9% 3% Total FUM 8% 3% Corporate Super FUA 6% Exclude market move 8% Wrap FUA Include market move Change 2H07 – 1H08 FUM / FUA BT Financial Group * Morningstar December quarter 2007

Investor Discussion Pack May 2008 71 BT Wrap quarterly share of new flows % Capitalising on the Super opportunity • Strong Super pipeline: - Share of annual new business double existing • BT Wrap platform a leading performer: - No 1 market share of quarterly (36%) and annual (28%) new flows* - Consistently growing share of new flows through year • BT Super for Life: - Rollout of unique product continues - Awarded 2008 SuperRatings’ Fund of the Year Award for best new product - Branch managers trained with targets and objectives aligned Current Aust. market share 28 14 Market share (%) Share of annual new business 1 4 Rank 6 7 Corporate Super 2 13 Platforms Rank Market share (%) Product Source: Plan for Life, December 2007. Data modified to provide an assessment of BT’s Wrap platform against key competitive platforms in the market BT Financial Group Source: Platforms - Morningstar December 2007; Corporate Super - Plan for Life, December 2007 0 5 10 15 20 25 30 1Q07 2Q07 3Q07 4Q07 Increasing share of new flow * Morningstar December quarter 2007

Investor Discussion Pack May 2008 72 BT Investment Management delivering on model during volatile market conditions • 1H08 pro-forma cash NPAT $22.8m: - Maintain updated guidance range for FY08 $38.9m to $41.1m - FUM down 9% (excluding market moves up 3%) - Margins up 1bp - Outperformance in our higher margin domestic funds • Well positioned for growth: - Multi-boutique model winning client support (won Equity fund manager of the year*) - Ungeared balance sheet - Two new seeded funds 2 stars Q1 7 Q1 (19) Property 4 stars n/a 17 n/a 3 Asian Share Fund 4 stars Q4 2 Q4 (21) Intl Equities n/a Q1 6 Q1 7 Managed Cash 5 stars n/a 20 Q3 (7) Focus Fund n/a Q1 Q3 Q3 Q1 Q1 Q1 Q1 Quartile Performance and Quartile Ranking* 4 stars 18 Q1 (5) Ethical Share Fund n/a 6 Q1 6 Intl Fixed Interest 4 stars 9 n/a 4 Global Return Fund 3 stars 5 Q3 3 Domestic Fixed Interest 5 stars 16 Q2 (4) Core Aust Share Fund (6) (5) (5) 1 yr (% pa) Q3 Q2 Q2 Quartile 8 19 18 3 yrs (% pa) 4 stars Balanced Fund 4 stars Smaller Companies Fund 4 stars Imputation Fund Fund Ratings* March 2008 *Source: BTIM 2008 Half Year Results Presentation dated 29th April 2008, page 12 BT Financial Group

Investor Discussion Pack May 2008 73 General insurance (ex-mortgage insurance) loss ratio (%) Insurance performance impacted by storms 0 5 10 15 20 25 30 35 1H07 2H07 1H08 53 58 29 13 0 10 20 30 40 50 60 70 Home & Contents Personal Loan Protection Credit Card Protection Mortgage Secure 1H07 1H08 30 40 50 60 70 1H05 2H05 1H06 2H06 1H07 2H07 1H08 • Insurance cash earnings down 1% on 1H07, impacted by unusually high claims • Underlying performance sound: - Life Insurance in-force premiums up 12% - General Insurance net operating income up 11%, adjusting for the high claims experience - Mortgage Insurance saw solid growth, claims were flat and the loss ratio fell • Continued to see increased cross sell rates Improvements in Insurance cross sell rates (%) sold by HFMs sold by HFMs Mortgage insurance loss ratio (%) BT Financial Group HFM is Home Finance Manager

Investor Discussion Pack May 2008 74 Sound performance NZ cash earnings (NZ$m) New Zealand 217 74 (5) (8) (19) (15) 244 100 150 200 250 300 1H07 Net interest income Noninterest income Expenses Impairment charges Tax 1H08 • Cash earnings up 12% • Operating income growth 10% supported by volume growth: - Consumer loans up 12% (1.0x system) - Business loans up 14% (1.5x system) - Deposits up 15% (1.2x system) • Margin down 3bps on year but up 1bp on prior period • Modest non-interest income performance reflects fee reductions in early 2007 and impact of one-off items including sale of MasterCard in 1H07 • Expense to income ratio improved 330 bps to 45.2% • Impairment charges higher reflecting change in economic conditions in New Zealand 12 % growth 0.0 0.5 1.0 1.5 2.0 Oct- 05 Jan- 06 Apr- 06 Jul- 06 Oct- 06 Jan- 07 Apr- 07 Jul- 07 Oct- 07 Jan- 08 Deposits market multiple (12 month rolling)

Investor Discussion Pack May 2008 75 Improving fundamentals 60 62 64 66 68 70 72 74 1Q06 2Q06 3Q06 4Q06 1Q07 2Q07 3Q07 4Q07 Spot 4 qtr rolling average New Zealand Source: Roy Morgan Customer Satisfaction report December 2007 6 5 7 11 14 17 3 -5 -6 Mar 06 Jun 06 Sep 06 Dec 06 Mar 06 Jun 06 Sep 07 Dec 07 Mar 08 Note: Represents net growth in the quarter. Source: Westpac Net active customer growth (‘000s) Customer satisfaction (%) • Customer satisfaction increased by over 3 times the average of all banks • Improving customer advocacy and product development resulting in 18 months of consecutive growth in customer numbers • Growth supported by new products and flight to quality: - Term Deposit annual growth of 23% - Market-leading Debitplus card - Online Bonus Saver continues to perform strongly • Maintaining early-mover advantage on Kiwisaver with 20% market share of activechoice customers

Investor Discussion Pack May 2008 76 Process improvement and productivity funding growth 0 1,000 2,000 3,000 4,000 5,000 1H05 2H05 1H06 2H06 1H07 2H07 1H08 0.10 0.12 0.14 0.16 0.18 0.20 0.22 0.24 Front Office FTE Back Office FTE REV/ Front office FTE 0 200 400 600 800 1,000 2H06 1H07 2H07 1H08 43 44 45 46 47 48 49 50 Revenue Expenses Cost/income ratio (RHS) Expense to income analysis New Zealand FTE – Front/Back Office Mix and Productivity • Continued investment in process improvement and productivity projects: - New lending originations platform delivered initial release of 57 FTE - Time to answer improved by 50% - Calls abandoned rate reduced to 3.7% in April 2008 from 13.1% in Oct 2007 - Property consolidation in Wellington CBD • Improved expense to income ratio by 330bps to 45.2%: - Strong revenue growth, up 10%, with revenue per front office FTE up 10% on 1H07 - Tight expense control, expenses up 2% - Continued efficiency of back office staff, with proportion held at 24% of overall FTE $m $m % 2 year CAGR Income 7% Expenses 4%

Investor Discussion Pack May 2008 77 Asset quality sound, higher costs impacting customers Stressed exposures as a % of New Zealand TCE (%) New Zealand New Zealand 90+ day delinquencies 0.34 1.01 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 2002 2003 2004 2005 2006 2007 1H08 Housing Unsecured Personal Lending • Impairment charge up from $42 to $61m • Increase in watchlist assets primarily reflects a prudent approach to provisioning and desire to work with our customers through this phase of the credit cycle • Change in economic conditions in New Zealand has increased costs for customers, impacting ability to repay loans, resulting in increased provisions across consumer and business portfolios • Mortgage quality sound: - Average LVR of 65% - 5% of portfolio with LVR >90% - Low Doc loans <1% of portfolio • Impairment charge includes a $12m loss for a single name business banking exposure 0 0.5 1 1.5 2 2002 2003 2004 2005 2006 2007 1H08 Watchlist & substandard 90 days past due well secured Impaired¹ 1. Impaired assets from 2005 include 90 days + credit cards, personal loans & overdrafts to reflect APRA’s prudential approach to the adoption of A-IFRS by ADI’s, which came into effect 1 July 2006.

Investor Discussion Pack May 2008 78 Solid revenue growth in the Pacific • Cash earnings up 32% to $45 million • Strong revenue growth of 16%, driven by: - 18% asset growth, particularly in Papua New Guinea - Strong growth in FX earnings • Expenses up 10% to $33 million with the commencement of long term investment in technology and people, in risk and compliance initiatives • Impairment charges lower given $12m provision not repeated from 1H07, partly offset by strong portfolio growth and two individual exposure downgrades Pacific Banking 34 6 9 (3) 6 (7) 45 25 35 45 55 1H07 Net interest income Non-interest income Expenses Impairment charges Tax 1H08 Pacific Banking cash earnings ($m) 32% growth

Investor Discussion Pack May 2008 79 Factors behind Group Business Unit cash earnings • Benefiting from a number of management initiatives: - Hedging NZ retail earnings - Resolution of certain tax issues - Sale of Bedford Park operations centre in Adelaide - R&D rebates • Additional collective provision for current environment ($31m pre tax) Group Business Unit 151 5 (22) 13 32 20 4 17 82 0 20 40 60 80 100 120 140 160 180 1H07 NZD hedges Treasury & Structured Fin R&D rebates Group tax release Asset sales Collective provision Other 1H08 GBU cash earnings 1H07 – 1H08 ($m)

Economic Environment May 2008

Investor Discussion Pack May 2008 81 Australian & New Zealand economic outlook Calendar year Key economic indicators 8.00% (Jun 09) 2.5% 3.6% 3.0% 7.25% (Dec 09) 2.7% 4.7% 1.0% 2.9% 3.1% 4.1% 2009f 4.1% 4.5% Private consumption 3.8% 3.9% GDP 8.25% (Dec 08) 8.25% (Dec 07) Interest rates – overnight cash rate 7.25% (Dec 08) 6.75% (Dec 07) Interest rates – cash rate 3.1% 3.2% Consumer prices 3.4% 3.0% CPI headline - year end 1.4% 3.1% GDP 4.0% 3.4% Unemployment – end period Australia1 7.3% 10.6% Business investment2 4.3% 4.3% Unemployment – end period New Zealand World 4.0% 4.9% GDP 2008f as at April 2008 2007 1. GDP and component forecasts are reviewed following the release of quarterly national accounts 2. Business investment adjusted to exclude the effect of private sector purchases of public assets. Source: Westpac Economics Economics

Investor Discussion Pack May 2008 82 Credit growth expected to moderate Economics Source: RBA, RBNZ, Westpac Economics Credit growth (%) Forecasts (To Sept 2008) -4 0 4 8 12 16 20 24 28 Sep-99 Mar-00 Sep-00 Mar-01 Sep-01 Mar-02 Sep-02 Mar-03 Sep-03 Mar-04 Sep-04 Mar-05 Sep-05 Mar-06 Sep-06 Mar-07 Sep-07 Mar-08 Sep-08 Aust. housing Aust. business Total credit (Aust) Total credit avg (Aust) Total housing avg (Aust) Total credit (NZ)

Investor Discussion Pack May 2008 83 Australian economy: rate rises to impact Economics Employment growth & unemployment rate (% yr) Sources: ABS, Westpac Economics -6 -4 -2 0 2 4 6 8 Mar-82 Mar-86 Mar-90 Mar-94 Mar-98 Mar-02 Mar-06 0 2 4 6 8 10 12 Employment growth (lhs) Unemployment rate (rhs) CPI inflation: RBA core hits 4.2% (% yr) Healthy growth in labour income (% yr avg) Australia’s economy (% ann) Sources: ABS, RBA, Westpac Economics 0 2 4 6 8 10 12 14 Mar-88 Mar-92 Mar-96 Mar-00 Mar-04 Mar-08 Consumption Labour income -8 -6 -4 -2 0 2 4 6 8 10 Dec-92 Dec-95 Dec-98 Dec-01 Dec-04 Dec-07 -8 -6 -4 -2 0 2 4 6 8 10 Net exports GDP Domestic demand F’cst to end 09 Sources: ABS, Westpac Economics Sources: ABS, Westpac Economics nominal -1 0 1 2 3 4 5 6 7 8 9 Mar-92 Mar-96 Mar-00 Mar-04 Mar-08 %yr -1 0 1 2 3 4 5 6 7 8 9 %yr RBA f/c** WBC f/c* * average of s.a. trimmed mean & weighted median CPI ex GST effect in 2000/01 f/c to '09Q4 ** RBA f/c as at Feb SoMP, prior to 2008Q1 CPI release

Investor Discussion Pack May 2008 84 Domestic demand: south east accelerates (% ann) Australian economy: a state perspective Economics Non-residential construction booming ($bn) Consumer spending (% ann) 0 20 40 60 80 100 120 140 Mar-84 Mar-92 Mar-00 Mar-08 NSW VIC SA South-East -4 -2 0 2 4 6 8 10 12 14 Dec-87 Dec-91 Dec-95 Dec-99 Dec-03 Dec-07 Qld NSW Victoria WA 0 2 4 6 8 10 12 14 Dec-93 Dec-00 Dec-07 South-east states Resource states Work yet to be done Non-residential building -6 -3 0 3 6 9 12 15 Dec-87 Dec-91 Dec-95 Dec-99 Dec-03 Dec-07 WA + Qld NSW + Vic Australia Labour shortages critical in resource states (%) 0 5 10 15 20 25 30 35 40 Dec-93 Dec-00 Dec-07 South-east states Resource states Infrastructure Work yet to be 0 20 40 60 80 100 120 140 Mar-84 Mar-92 Mar-00 Mar-08 QLD WA North-West * Job vacancies as % of unemployed seeking full time work Sources: ABS, Westpac Economics Sources: ABS, Westpac Economics Sources: ABS, Westpac Economics Sources: ABS, Westpac Economics

Economics

Australian house prices: expected to moderate

- Australian house prices reached a peak in 2003, flattened out in most capital cities between 2004 and 2006; and picked up again in 2007
- Unlike in other markets, Australian house prices, and property markets more generally, are being supported by substantial pent-up demand for dwellings
- The estimated underlying requirement for new housing, based mainly on population growth and demographic changes, is around 175,000 units a year
- Housing construction has been running at under 156,000 units over the last four years
- Pent-up demand is most evident in rental vacancy rates - below 1.5% nationally and below 1% in Sydney and Melbourne
- Price growth is expected to stall in 2008, but this pent-up demand will prevent a significant broad-based weakening in prices

House price growth (December 2002 = 100)


Australia
US
UK
Ireland
160
150
140
130
120
110
100
Dec-02
Jun-03
Dec-03
Jun-04
Dec-04
Jun-05
Dec-05
Jun-06
Dec-06
Jun-07
Dec-07

Source: JPMorgan; Department of the Environment, Heritage & local Government
US: S&P/Case-Schiller Home Price Index – 20-city
UK: Nationwide house price index
Australia: House price index – weighted average of 8 capital cities
Ireland: Average New House Price

85 Investor Discussion Pack May 2008

Investor Discussion Pack May 2008 86 Australian housing market 0 5 10 15 20 25 Feb-98 Feb-00 Feb-02 Feb-04 Feb-06 Feb-08 Investor finance, ex-construction Owner-occupier finance, ex-refinancing 'Total' finance Economics Vacancies tight, rents surging (%) Non-bank lending hit by ‘credit crunch’ ($bn) Housing finance (AUD bn/mth) Sources: ABS, Westpac Economics Sources: ABS, Westpac Economics Sources: ABS, Westpac Economics Sources: REIA, ABS, Westpac Economics -10 40 90 140 190 240 Feb-92 Feb-96 Feb-00 Feb-04 Feb-08 ’000 -10 40 90 140 190 240 ’000 estimated housing stock deficiency Aus dwelling approvals (SA annualised) underlying demand f’casts 0 1 2 3 4 5 6 7 Mar-93 Mar-98 Mar-03 Mar-08 Sydney Melbourne Brisbane % Vacancy Rates latest Mar-98 Mar-03 Mar-08 -2 0 2 4 6 8 10 ann% Rental Growth* *CPI-based measure 0 10 20 30 40 50 60 Feb-92 Feb-96 Feb-00 Feb-04 Feb-08 $bn 0 10 20 30 40 50 60 $bn banks non-banks Owner-occupier housing finance Approvals and housing stock deficiency (‘000)

Investor Discussion Pack May 2008 87 New Zealand economy: good to outweigh the bad -3 -1 1 3 5 7 9 1990 1992 1994 1996 1998 2000 2002 2004 2006 2008 2010 Qtr % chg Annual Average % Change Economics NZ unemployment (%) Commodity price index GDP growth 80 100 120 140 160 180 200 220 1987 1989 1991 1993 1995 1997 1999 2001 2003 2005 2007 World price index NZD index Westpac forecasts -3 -2 -1 0 1 2 3 4 5 6 1991 1993 1995 1997 1999 2001 2003 2005 2007 0 2 4 6 8 10 12 Employment (LHS) Unemployment Rate (s.a.) (RHS) -2 0 2 4 6 8 1990 1992 1994 1996 1998 2000 2002 2004 2006 2008 2010 70 80 90 100 110 120 130 140 RBNZ Mar 2008 MPS private consumption forecast (LHS) Westpac McDermott-Miller consumer confidence (RHS) index % ann change Consumer confidence hits lows Sources: Statistics NZ Sources: ANZ Sources: RBNZ, Statistics NZ, Westpac McDermott Miller Sources: Statistics NZ

Contact us **Investor relations**

Andrew Bowden
Head of Investor Relations
+61 2 8253 4008
andrewbowden@westpac.com.au

Hugh Devine
Senior Manager, Investor Relations
+612 8253 1047
hdevine@westpac.com.au

Leigh Short
Senior Manager, Investor Relations
+612 8253 1667
lshort@westpac.com.au

Jacqueline Boddy
Manager, Debt Investor Relations
+61 2 8253 3133
jboddy@westpac.com.au

Natasha O'Reilly
Team Coordinator
+612 8253 3143
noreilly@westpac.com.au

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88 Investor Discussion Pack May 2008 Westpac

Investor Discussion Pack May 2008 89 Definitions Westpac 2008 Interim Results Financial Performance Net profit attributable to equity holders adjusted for the impact of the economic hedges related to TPS 2003, significant items that are one-off in nature, earnings from Treasury shares, gains/losses on ineffective hedges and the impact of unrealised New Zealand earnings hedges gains/losses Cash earnings Average interest earning assets AIEA ACE is calculated as Tier 1 capital less hybrid equity and investments in non-banking subsidiaries (excluding those held in our Specialised Capital Group (SCG)). This is divided by risk weighted assets Adjusted Common Equity (ACE) ratio Westpac’s Business Units Group Business Unit GBU Pacific Banking PB Westpac’s New Zealand operations NZ Westpac Institutional Bank WIB Business Financial Services BFS Consumer Financial Services CFS Total committed exposure TCE Risk weighted assets RWA Asset Quality Loan facilities where customers are experiencing operating weakness and financial difficulty but are not expected to incur loss of interest or principal Watchlist and substandard A loan facility where payments of interest or principal are 90 or more days past due and the value of the security is sufficient to cover the repayment of all principal and interest amounts due, and an additional six months interest 90 days past due - well secured Impaired assets can be classified into the following categories; 1) Non-accrual assets: Loans with individually assessed impairment provisions held against them, excluding restructured loans; 2) Restructured assets: Assets where the original contractual terms have been formally modified to provide concessions of interest or principal for reasons related to the financial difficulties of the customer; 3) 90 days past due: Consumer exposures where contractual payments are 90 days or more in arrears and not well secured Impaired assets

Investor Discussion Pack May 2008 90 Disclaimer The material contained in this presentation is intended to be general background information on Westpac Banking Corporation and its activities. The information is supplied in summary form and is therefore not necessarily complete. Also, it is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. This presentation contains statements that constitute “forward-looking statements” within the meaning of section 21E of the U.S. Securities Exchange Act of 1934. The forward-looking statements include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions and results of operations and financial condition, including, without limitation, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘may’, ‘expect’, ‘indicative’, ‘intend’, ‘forecast’, ‘likely’, ‘estimate’, ‘anticipate’, ‘believe’, or similar words to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of the risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from the expectations described in this presentation. Factors that may impact on the forward-looking statements made include those described in the sections entitled ‘Risk factors,’ ‘Competition’ and ‘Risk management’ in Westpac’s 2007 Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission and in the section entitled ‘Principal risks and uncertainties’ in Westpac’s Interim Financial Report for the half year ended 31 March 2008 available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation, and do not intend, to update any forward-looking statements contained in this presentation. Westpac 2008 Interim Results